                                                                    EXHIBIT 4.30

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.


                          SUPPLEMENTAL INDENTURE No. 1

                  SUPPLEMENTAL INDENTURE No. 1, dated as of December 27, 2000, between THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Delaware corporation (formerly known as ITT Hartford Group, Inc.) (the "Company"), and THE CHASE MANHATTAN BANK as successor to THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a Delaware banking corporation, as Trustee (the "Trustee").


                                    Recitals


         WHEREAS, the Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of October 20, 1995 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities (as defined in the Indenture);

         WHEREAS, Section 901(4) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding (as defined in the Indenture) of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

         WHEREAS, the Company wishes to amend Section 301 of the Indenture to provide for the issuance of Securities that may be convertible or exchangeable into any other securities or property of the Company.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Amendment. Section 301 of the Indenture is hereby amended by adding a new paragraph (p) as set forth below, and by re-designating the existing paragraphs (p) and (q) accordingly:

                  "(p) the terms of any right to convert or exchange Securities of such series into any other securities or property of the Company, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;"

         SECTION 2. Miscellaneous Provisions. (a) The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

         (b) This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         (C) THIS SUPPLEMENTAL INDENTURE NO. 1 SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.


                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.


                  By: /s/ C.M. O'HALLORAN
                     _______________________
                  Name:  C.M. O'Halloran
                  Title: Senior Vice President and
                         Director of Corporate Law






                  By: _______________________
                  Name:
                  Title:



[Seal]



Attest:  /s/ LINDA C. SAYLER
         _______________________
         Name: Linda C. Sayler
         Title: Counsel


                  THE CHASE MANHATTAN BANK, as Trustee


                  By: /s/ SHEIK WILTSHIRE
                     _______________________
                  Name:  Sheik Wiltshire
                  Title: Second Vice President


[Seal]



Attest:  /s/ FRANCINE SPRINGER
         _______________________
         Name:Francine Springer
         Title: Assistant Vice President



                                       3